Exhibit 5.3
McNair Law Firm, p.a.
ATTORNEYS AND COUNSELORS AT LAW

www.mcnair.net

100 CALHOUN STREET, SUITE 400	POST OFFICE BOX 1431
CHARLESTON, SOUTH CAROLINA 29401	CHARLESTON, SOUTH CAROLINA 29402
TELEPHONE (843)723-7831
FACSIMILE (843)722-3227
December 15, 2006
Buffets, Inc.
1460 Buffet Way
Eagan, MN 55121

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
     We are special counsel to Ryan’s Restaurant Group, Inc., a South Carolina corporation (“Ryan’s”), in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by Buffets, Inc., a Minnesota corporation (“Buffets”), Buffets Holdings, Inc., a Delaware corporation and parent of Buffets (“Holdings”), and certain subsidiaries of Buffets named therein (collectively with Holdings, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on December 15, 2006, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, and in such capacity, we have been requested to render certain opinions with respect to the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of Buffets’ $300,000,000 aggregate principal amount of 12 1/2% Senior Notes due 2014 (the “Exchange Notes”) and the guaranties of the Exchange Notes by the Guarantors (the “Guaranties”). Capitalized terms used and not otherwise defined in this opinion letter have the meanings given them in the Registration Statement.
     The Exchange Notes and the Guaranties are to be offered in exchange for Buffets’ outstanding $300,000,000 aggregate principal amount of 12 1/2% Senior Notes due 2014 (the “Initial Notes”) and the guaranties of the Initial Notes by certain of the Guarantors. The Exchange Notes and the Guaranties will be issued by Buffets in accordance with the terms of the Indenture (the “Indenture”) dated as of November 1, 2006, as supplemented by the First Supplemental Indenture dated as of November 1, 2006 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of November 22, 2006 (the “Second Supplemental Indenture”), among Buffets, the Guarantors and U.S. Bank National Association, as trustee.

ANDERSON	•	BLUFFTON	•	CHARLESTON	•	CHARLOTTE	•	COLUMBIA	•	GEORGETOWN	•	GREENVILLE	•	HILTON HEAD ISLAND	•	MYRTLE BEACH	•	RALEIGH

McNair Law Firm, P.A.
attorneys and counselors at law

Buffets, Inc.
December 15, 2006

     In connection with the preparation of this opinion letter, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
          (i) the Registration Statement;
          (ii) the Indenture, as supplemented by the First Supplemental Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibit 4.1 to the Registration Statement; and
          (iii) the Registration Rights Agreement included as Exhibit 4.5 to the Registration Statement.
     We have also examined the articles of incorporation and bylaws and certain other corporate records of Ryan’s and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In establishing certain facts material to our opinions, we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, representations and warranties in the Documents, the assumptions set forth elsewhere herein and certificates of officers of Ryan’s.
     The opinions set forth herein are limited to matters governed by the laws of the State of South Carolina, and no opinion is expressed herein as to the laws of any other jurisdiction, including, without limitation, the states of New York, Minnesota and Delaware.
     Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:
          1. Based on a certificate of existence issued by the South Carolina Secretary of State, Ryan’s is a corporation validly existing under the laws of South Carolina.
          2. Ryan’s has all necessary corporate power and authority to execute and deliver the First Supplemental Indenture and its Guaranty of the Exchange Notes and to consummate the transactions contemplated thereby.
          3. Ryan’s execution and delivery of the First Supplemental Indenture and its Guaranty of the Exchange Notes and its consummation of the transactions contemplated thereby do not (a) result in a violation by Ryan’s of its articles of incorporation or bylaws or (b) violate any provision of statutory law or regulation of the State of South Carolina applicable thereto.
          4. Ryan’s has duly authorized the execution and delivery of, and has duly executed and delivered, the First Supplemental Indenture to the Indenture.
          5. Ryan’s has duly authorized its Guaranty of the Exchange Notes.

McNair Law Firm, P.A.
attorneys and counselors at law

Buffets, Inc.
December 15, 2006

     The opinions expressed herein are subject to the following qualifications, assumptions and limitations:
          (a) In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.
          (b) We have assumed that the Exchange Notes and Guaranties will be issued as described in the Registration Statement.
          (c) We have assumed that the Exchange Notes will be substantially in the form attached to the Indenture and any information omitted from such form will be properly added.
          (d) With respect to the opinion expressed in paragraph 1, a certificate of existence does not address filing with the State tax authorities nor does it disclose other grounds that may exist for bringing dissolution proceedings.
          (e) We assume that the execution and delivery of the Documents and Guaranties comply with New York law.
     We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the use of this opinion letter as an exhibit to the Registration Statement. We also consent to the reliance on this opinion letter by Paul, Weiss, Rifkind, Wharton & Garrison LLP for purposes of its opinion letter to you dated the date hereof and filed as Exhibit 5.2 to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. Except as set forth herein, this opinion letter may not be relied on by you for any other purpose or relied on by any other person, firm, corporation or other entity for any purpose whatsoever. We disclaim any undertaking to advise you of any change which may hereafter come to our attention.

Very truly yours, McNAIR LAW FIRM, P.A.
By:	/s/ Jennifer L. Cheek
A member of the Firm